Exhibit 10.1

XIMALAYA INC.

GLOBAL SHARE PLAN

(adopted by the Company’s Board of Directors on July 22, 2019, amended and approved by the Company’s Board of Directors on April 2, 2021)

1.      Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors, and Consultants and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company or to increase this interest, by permitting them to purchase Shares of the Company. The Plan provides both for the direct award or sale of Restricted Stock Units/Restricted Shares and for the grant of Options to purchase Shares, as determined by the Administrator at the time of grant, provided that the number of Restricted Stock Units and Restricted Shares for direct award or sale shall not exceed 8,034,201.

2.      Definitions. For the purposes of this Plan, the following terms shall have the following meanings:

(a)    “Acquisition Date” means, with respect to Shares, the respective dates on which the Shares are sold under the Plan or the Shares are issued upon exercise of an Option.

(b)    “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(c)    “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, U.S. Internal Revenue Code of 1986, the laws of the Cayman Islands, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(d)    “Award” means an Option or a Share Purchase Right.

(e)    “Board” means the Board of Directors of the Company.

(f)     “Change in Control” means the occurrence of any of the following events:

(i)     any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)    the consummation of the sale, lease, or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)    the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of Shares under Applicable Law, shall not constitute a Change in Control.

(g)    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

(i)     “Company” means Ximalaya Inc., a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(j)    “Consultant” means, any person who is engaged by the Company or any Group Company or Subsidiary to render consulting or advisory services to such entity, and, any natural person, including an advisor, who is engaged by the Company, or any Group Company or Subsidiary to render bona fide consulting or advisory services to such entity and who is compensated for the services; provided that the term “Consultant”, does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company, or any Group Company or Subsidiary from which they derive at least fifty percent (50%) of their annual income, or (v) any other person who would not be “consultants” or “advisors” as defined pursuant to Applicable Laws.

(k)    “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 13 hereof.

(l)     “Director” means a member of the Board.

(m)   “Disability” means total and permanent physical disability, or inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Administrator based upon medical evidence acceptable to it.

(n)    “Employee” means any person, including officers and Directors, employed by the Company or any Group Company or Subsidiary. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or any Group Company or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company or between the Company or any Group Company or Subsidiary, or any successor, provided that no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by Applicable Law or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Option held by the Optionee shall expire and cease to be in effect. Neither service as a Director nor payment of a director’s fee by the Company or any Group Company or Subsidiary shall be sufficient to constitute “employment” by the Company or any Group Company or Subsidiary.

(o)    “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Administrator in the applicable Option Agreement in accordance with Section 6(c) hereof.

(p)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)    “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)    If the Shares are listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange or the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported on the website maintained by such exchange or market system or such other source as the Administrator deems reliable;

(ii)    If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)    In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such transaction, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as determined by the Board to be indicative of Fair Market Value.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above to reflect the fair market value thereof as determined in good faith by the Administrator.

(r)      “Founder” means YU Jianjun (余建军), a Chinese citizen with his identification card number being *.

(s)      “Group Companies” has the meaning ascribed in the Shareholders Agreement dated March 4, 2019, as amended from time to time.

(t)      “Initial Public Offering” means a firm underwritten public offering of the shares or other equity securities of the Company on the Hong Kong Stock Exchange, New York Stock Exchange or Nasdaq that has been registered under the applicable securities Laws, or in a similar public offering of such shares or other equity securities in another jurisdiction which results in such shares or other equity securities trading publicly on a recognized regional or national securities exchange.

(u)      “Option” means an option to purchase Shares that is granted pursuant to the Plan in accordance with Section 6 hereof.

(v)      “Option Agreement” means a written or electronic agreement between the Company and an Optionee, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of each individual Option granted under the Plan, and includes any documents attached to or incorporated into the Option Agreement, including, but not limited to, a notice of option grant and a form of exercise notice. The Option Agreement shall be subject to the terms and conditions of the Plan.

(w)     “Optioned Shares” means the Shares subject to an Option.

(x)      “Optionee” means the holder of an outstanding Option granted under the Plan.

(y)      “Participant” means an Optionee or Purchaser, as applicable given the context, or the holder of Shares issuable or issued pursuant to the exercise of an Option or Share Purchase Right.

(z)      “Plan” means this Global Share Plan, as amended from time to time.

(aa)    “Purchase Price” means the amount of consideration for which one Share may be acquired pursuant to a Share Purchase Right, as specified by the Administrator in the applicable Restricted Stock Unit Award Agreement in accordance with Section 7(c) hereof.

(bb)    “Purchaser” means the holder of Shares purchased pursuant to the exercise of a Share Purchase Right.

(cc)    “Qualified Financing” means a new round of equity financing of the Company in any form, including but not limited to a private placement or initial public offering of newly issued Shares, based on a pre-money valuation of not less than US$5,370,000,000 with proceeds to the Company of no less than US$315,789,474, provided that such round of equity financing is completed on or prior to December 31, 2021.

(dd)    “Restricted Stock Unit Award Agreement” means a written or electronic agreement between the Company and a Purchaser, the form(s) of which shall be approved from time to time by the Administrator, evidencing the terms and conditions of certain Share Purchase Right, and includes any documents attached to or incorporated into the Restricted Stock Unit Award Agreement. The Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ee)    “Section 409A” shall have the meaning as defined in Section 8(a).

(ff)     “Restricted Shares” means Shares acquired pursuant to a Share Purchase Right.

(gg)    “Restricted Stock Units” means stock units granted under the Restricted Stock Unit Award Agreement.

(ii)      “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(jj)      “Service Provider” means an Employee, Director, or Consultant.

(kk)    “Share” means an ordinary share of the Company, as adjusted in accordance with Section 12 hereof.

(ll)      “Shareholders Agreement” means the Shareholders Agreement dated March 4, 2019, as amended from time to time.

(mm)  “Share Purchase Right” means a right to purchase Restricted Shares pursuant to Section 7 hereof.

(nn)    “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing.

(oo)    “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(pp)    “U.S. Person” has the meaning accorded to it in Rule 902(k) of the Securities Act, and currently includes:

(i)     any natural person resident in the United States;

(ii)    any partnership or corporation organized or incorporated under the laws of the United States;

(iii)      any estate of which any executor or administrator is a U.S. Person;

(iv)      any trust of which any trustee is a U.S. Person;

(v)       any agency or branch of a foreign entity located in the United States;

(vi)      any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii)     any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii)    any partnership or corporation if:

(A)    organized or incorporated under the laws of any foreign jurisdiction; and

(B)    formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the Securities Act) who are not natural persons, estates or trusts.

3.      Shares Subject to the Plan.

(a)    Basic Limitation. Subject to the provisions of Section 12 hereof, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 31,888,986 Shares, of which 16,677,016 Shares shall be redeemed and cancelled by the Company for no consideration if the Company fails to complete the Qualified Financing by December 31, 2021; provided, however, that, at no time while the Shares are not registered pursuant to the Securities Act or the Company is not otherwise subject to the public reporting requirements of the Exchange Act, shall the maximum aggregate number of Shares that may be issued upon the exercise of all outstanding Awards and the aggregate number of Shares provided for under any other share bonus or similar plan of the Company exceed the number of Shares that the Company is permitted to issue pursuant to the exemption from registration under the Securities Act provided by Rule 701 of the Securities Act plus the aggregate number of Shares issued and issuable pursuant to Regulation S of the Securities Act or other exemption available under the Securities Act. The Shares may be authorized but unissued Shares. The number of Shares that are subject to Awards outstanding under the Plan at any time shall not exceed the aggregate number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of outstanding Awards granted under the Plan.

(b)    Additional Shares. If an Award expires, becomes unexercisable, or is cancelled, forfeited, or otherwise terminated without having been exercised, settled in full or repurchased by the Company at any zero consideration, as the case may be, the Shares allocable to the unexercised portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan, upon exercise of an Option or delivery under a Share Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, or any right of repurchase or redemption at a price that is not more than the Exercise Price or Purchase Price, as the case may be, such Shares shall again become available for future grant under the Plan.

4.      Administration of the Plan.

(a)    Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Law.

(b)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)      to determine the Fair Market Value, in accordance with Section 2(q) hereof;

(ii)     to select the Service Providers to whom Awards may from time to time be granted hereunder;

(iii)    to determine the number of Shares to be covered by each Award granted hereunder;

(iv)    to approve the form(s) of agreement for use under the Plan;

(v)     to determine the terms and conditions of any Award granted hereunder including, but not limited to, the Exercise Price, the Purchase Price, the time or times when Options may be exercised (which may be based on performance criteria), the time or times when repurchase or redemption rights shall lapse, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)    to implement a program where (A) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower Exercise/Purchase Prices and different terms), Awards of a different type, or cash, or (B) the Exercise/Purchase Price of an outstanding Award is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

(vii)    to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying Applicable Laws;

(viii)    to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Optioned Shares to be issued under an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix)      to modify or amend each Award (subject to Section 17 hereof and Participant’s consent if the modification or amendment would materially and adversely affect the Participant’s rights; provided however, that the Administrator deems necessary or appropriate to comply with Applicable Laws shall not be treated as adversely affecting the Participant’s rights), including, without limitation, the discretionary authority to extend the post-termination exercisability of an Option longer than is otherwise provided for in an Option Agreement or accelerate the vesting or exercisability of an Option or lapsing of a repurchase or redemption right to which Restricted Shares may be subject;

(x)      to setup a shareholding platform for the Optioned Shares under the plan and, upon the exercise of an Option, issue the Optioned Shares subject to the Option to the shareholding platform and substitute the Shares to be issued to the Optionee with shares of the shareholding platform that indirectly entitled the Optionee to the same equity interest of the Company as the Optioned Shares;

(xi)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and

(xii)    to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

(c)    Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Company to execute on behalf of the Company any instrument required to effect an Award previously granted by the Administrator.

(d)    Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants.

5.      Eligibility.

Subject to Section 6(c) hereof, only Service Providers or trusts established in connection with any employee benefit plan of the Company (including the Plan) for the benefit of a Service Provider, shall be eligible for the grant of Options and Share Purchase Rights.

6.      Terms and Conditions of Options.

(a)    Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Each Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in an Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12 hereof.

(c)    Exercise Price. Each Option Agreement shall specify the Exercise Price. In the event that the Participant is not subject to taxation under the Code, the Exercise Price shall be 50% of the per share price in the immediate round of financing prior to the Date of Grant or any other value determined by the Administrator in its sole discretion; in the event that the Participant is subject to taxation under the Code, the Exercise Price of Options granted to such Participants shall be any value which is not less than the Fair Market Value of a Share on the Date of Grant of such Options as determined by the Administrator in its sole discretion. The Exercise Price shall be payable in accordance with Section 9 hereof and the applicable Option Agreement.

(d)    Term of Option. The Option Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(e)    Exercisability. Each Option Agreement shall specify the conditions under which all or any installment of the Option is to become exercisable. The exercisability provisions of any Option Agreement shall be determined by the Administrator in its sole discretion, provided that the exercise of the Option shall be fully compliant with applicable laws and regulations and that the Optionee exercising the Option shall have duly obtained all relevant permissions or qualifications required for such exercise of the Option (including without limitation the registration with SAFE by PRC nationals). Unless otherwise determined by the Administrator in its sole discretion, the Option shall be subject to a minimum four (4) years vesting schedule.

(f)    Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Option Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i)    An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised, (C) all representations, indemnifications, and documents reasonably requested by the Administrator including, without limitation, any Shareholders Agreement and (D) any applicable withholding requirements in accordance with Section 8 below having been paid or made arrangement to satisfy. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 9 hereof and permitted by the Option Agreement.

(ii)    Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Subject to the provisions of Sections 8, 9, 14, and 15, the Company shall issue (or cause to be issued) certificates evidencing the issued Shares promptly after the Option is exercised. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon the exercise of an Option, if those Shares remain subject to repurchase or redemption under the provisions of the Option Agreement, the Shareholders Agreement, or any other agreement between the Company and the Participant, or if those Shares are collateral for a loan or obligation due to the Company.

(iii)    The exercising of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)    Termination of Service (other than by death or disability).

(i)    Subject to Sections 6(g)(ii) and 6(g)(iii), if an Optionee ceases to be a Service Provider for any reason other than because of death or disability, then the Optionee’s Options shall expire on the earliest of the following occasions:

(A)    The expiration date determined by Section 6(d) hereof;

(B)    Immediately expired following the termination of the Optionee’s relationship as a Service Provider for any reason other than that in Section 6(g)(i)(C), or such later date as determined and specified by the Administrator in the Option Agreement;

(C)    Immediately expired upon termination or demission of such Optionee’s relationship as a Service Provider due to (i) infringement of Company’s interest by, or other fault or negligence of such Optionee at Company’s judgment, (ii) fraud, dishonesty, embezzlement, gross negligence or willful misconduct in the performance of his or her duty to the applicable Group Companies, or (iii) material or willful violation of any laws or regulations, or upon a Service Provider’s infringement of the Company’s interest by breaching of his/her non-competition or non-solicitation obligations to the Company or its subsidiaries under relevant agreement(s) or unauthorized use or disclosure of any proprietary information or trade secrets of any Group Company.

(ii)    Under Section 6(g)(i)(A), unless the Option Agreement or Restricted Stock Unit Award Agreement provides otherwise, the Company or the Founder (only when the Company decides not to do so) may redeem/purchase all or part of the Optionee’s Option upon the expiration date at the Fair Market Value of such Option, and the Company may allow such Optionee to exercise the rest of the vested Optioned Shares, which are not fully redeemed or repurchased upon the expiration date, but only to the extent that the Option was vested and exercisable as of expiration date determined by Section 6(d) hereof. The balance of the Shares subject to the Option shall be forfeited on the expiration date. Any unvested Options shall be forfeited.

(iii)    Following the termination of the Optionee’s relationship as a Service Provider under Section 6(g)(i)(B), the Company or the Founder (only when the Company decides not to do so) may (i) redeem/purchase all or part of the Optionee’s Option at any time before the expiration of the Option as set forth in Section 6(g)(i) at the Fair Market Value of such Option or (ii) allow the Optionee to keep all or part of the vested Option, and the rest of the vested Option which are not redeemed or allowed to be kept by the Optionee (as applicable) shall expire automatically, unless the Option Agreement provides otherwise. All unvested Options shall be forfeited and cancelled on the date of termination. For the avoidance of doubt, within two (2) years following the termination of an Optionee’s relationship as a Service Provider under Section 6(g)(i)(B) and prior to an Initial Public Offering, upon such Optionee’s infringement of the Company’s interest by breaching of his/her non-competition or non-solicitation obligations to the Company or its subsidiaries under relevant agreement(s) or unauthorized use or disclosure of any proprietary information or trade secrets of any Group Company: (x) any vested Option that is allowed to be kept by such Optionee then shall be forfeited without any consideration, and (y) all Shares held by such Optionee then shall be redeemed by the Company at the Exercise Price paid by such Optionee for acquiring the relevant Shares, in each case immediately upon the Company’s discovery of the relevant infringement.

(iv)    If the termination of the Optionee’s relationship as a Service Provider is due to the circumstance under Section 6(g)(i)(C), then all the Options granted to such Optionee under the Plan, vested or unvested, shall be forfeited on the date of termination of the Optionee’s relationship as a Service Provider.

(v)    In the event that the Optionee dies after the termination of the Optionee’s relationship as a Service Provider but before the expiration of the Optionee’s Option as set forth in Section 6(g)(i) hereof, the Company or the Founder (only when the Company decides not to do so) may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and the rest of the vested Option Shares, which are not fully redeemed or repurchased may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Optionee’s relationship as a Service Provider (or became vested and exercisable as a result of the termination), unless the Option Agreement or Restricted Stock Unit Award Agreement provides otherwise. Any Optioned Shares subject to the portion of the Option that are vested as of the termination date of the Optionee’s relationship as a Service Provider but that are not purchased or exercised prior to the expiration of the Option pursuant to this Section 6(g) shall be forfeited immediately following the Option’s expiration.

(h)    Leaves of Absence. Unless otherwise determined by the Administrator, for purposes of Section 6 hereof, the service of an Optionee as a Service Provider shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of an Option shall be suspended during any unpaid leave of absence.

(i)    Death or Disability of Optionee.

(i)    If an Optionee dies or is permanently and physically disabled while a Service Provider, then the Optionee’s Option shall expire on the earlier of the following dates:

(A)    The expiration date determined by Section 6(d) hereof;

(B)    The last day of the six-month period following the Optionee’s death or permanent physical disability, or such later date as the Administrator may determine and specify in the Option Agreement.

(ii)    The Company or the Founder of the Company (only when the Company decides not to do so) may redeem/purchase all or part of the Optionee’s Option at the Fair Market Value of such Option, and rest of Optionee’s vested Option Shares, which are not fully redeemed or repurchased may be exercised at any time before the expiration of the Option as set forth in Section 6(i)(i) hereof by the Optionee, executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest, or inheritance the, but only to the extent that the Option was vested and exercisable as of the date of the Optionee’s death, disability or had become vested and exercisable as a result of the death or disability, unless the Option Agreement or Restricted Stock Unit Award Agreement provides otherwise. The balance of the Shares subject to the Option shall be forfeited upon the Optionee’s death or disability. Any unvested Option or Optioned Shares subject to the portion of the Option that is vested as of the Optionee’s death or disability but that has not been exercised prior to the expiration of the Option pursuant to this Section 6(i) shall be forfeited immediately following the Option’s expiration.

(j)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine, and subject to any and all transfer restrictions under the Shareholders Agreement. The restrictions described in the preceding sentence shall be set forth in the applicable Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Unless otherwise waived by the Administrator, upon exercise of an Option, the Optionee shall enter into a power of attorney to unconditionally and irrevocably authorize and entrust the Founders to exercise all voting rights attached to the Optioned Shares with the terms of the power of attorney determined by the Administrator in its sole discretion.

(k)    Exercise Following Initial Public Offering. Notwithstanding anything to the contrary, if the termination of an Optionee’s relationship as a Service Provider is pursuant to Section 6(g)(i)(B) or 6(i) and occurs prior to an Initial Public Offering, the Optionee shall have the right to, following the Initial Public Offering, exercise the vested Option so allowed to be kept by him/her in accordance with the rules and agreements applicable to such Optionee but in any event within one (1) year after the consummation of an Initial Public Offering, and the rest of the vested Options not so exercised (if any) shall be forfeited immediately following the expiry of the above-mentioned period.

7.      Terms and Conditions of Share Purchase Rights.

(a)    Restricted Stock Unit Award Agreement. Each Share Purchase Right under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Purchaser and the Company. Each Share Purchase Right shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Administrator deems appropriate for inclusion in a Restricted Stock Unit Award Agreement. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)    Duration of Offers and Nontransferability of Share Purchase Rights. Any Share Purchase Rights granted under the Plan shall automatically expire if not exercised by the Purchaser within 30 days (or such longer time as is specified in the Restricted Stock Unit Award Agreement) after the Date of Grant. Unless otherwise specified in the Restricted Stock Unit Award Agreement, Share Purchase Rights shall not be transferable and shall be exercisable only by the Purchaser to whom the Share Purchase Right was granted.

(c)    Purchase Price. Unless otherwise determined by the Administrator in its sole discretion, the Purchase Price shall be the par value of the Restricted Shares. The Purchase Price shall be payable in a form described in Section 9 hereof.

(d)    Restrictions on Transfer of Shares. Any Restricted Stock Units awarded pursuant to Restricted Stock Unit Award Agreement or Shares awarded or sold pursuant to Share Purchase Rights shall be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine, including without limitation that such Restricted Stock Units or Shares shall be restricted from transfer to any other party prior to the consummation of an Initial Public Offering, and subject to any and all transfer restrictions under the Shareholders Agreement. The restrictions described in the preceding sentence shall be set forth in the applicable Restricted Stock Unit Award Agreement and shall apply in addition to any restrictions that may apply to holders of Restricted Stock Units or Shares (as applicable) generally. Unless otherwise waived by the Administrator, upon purchase of a Restricted Share, the Purchaser shall enter into a power of attorney to unconditionally and irrevocably authorize and entrust the Founders to exercise all voting rights attached to the Restricted Shares with the term of power of attorney determined by the Administrator in its sole discretion.

(e)    Restricted Shares. Subject to the terms and provisions in the applicable Restricted Stock Unit Award Agreement and unless the Share Purchase Rights are terminated, after the consummation of an Initial Public Offering and upon the request of the Purchaser (on the condition that the Purchase Price has been fully paid by such Purchaser), the Company shall issue to such Purchaser such number of Restricted Shares corresponding to the Restricted Stock Units awarded under the Restricted Stock Unit Award Agreement.

8.      Withholding Taxes. As a condition to the exercise of an Option or purchase of Restricted Shares, the Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) shall make such arrangements as the Administrator may require for the satisfaction of any applicable withholding taxes arising in connection with the exercise of an Option or purchase of Restricted Shares under the Applicable Law. The Participant (or in the case of the Participant’s death or in the event of a permissible transfer of Awards hereunder, the person exercising the Option or purchasing Restricted Shares) also shall make such arrangements as the Administrator may require for the satisfaction of withholding tax obligations under Applicable Law that may arise in connection with the disposition of Shares acquired by exercising an Option or purchasing Restricted Shares. The Company shall not be required to issue any Shares under the Plan until the foregoing obligations are satisfied. Without limiting the generality of the foregoing, upon the exercise of the Option or delivery of Restricted Shares, the Company shall have the right to withhold taxes from any compensation or other amounts that the Company may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes that the Company may be required to withhold with respect to the Shares issued to the Participant. Without limiting the generality of the foregoing, the Administrator in its discretion may authorize the Participant to satisfy all or part of any withholding tax liability by (i) having the Company withhold from the Shares that would otherwise be issued upon the exercise of an Option or purchase of Restricted Shares that number of Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the portion of the Company’s withholding tax liability to be so satisfied or (ii) by delivering to the Company previously owned and unencumbered Shares having a Fair Market Value, as of the date the withholding tax liability arises, equal to the amount of the Company’s withholding tax liability to be so satisfied. Subject to the preceding sentence, the exercisability provisions of any Option Agreement and rights to acquire Restricted Shares shall be determined by the Administrator in its sole discretion.

(a)    Deferred Compensation. This Plan is intended to comply with the requirements of Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”), or an exemption or exclusion therefrom, with respect to Awards made to or held by any Participant who is subject to taxation under the Code. The provisions of this Plan shall be interpreted in a manner that satisfies such requirements, and this Plan shall be operated accordingly. If any provision of this Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict; provided, that none of the Company, the Administrator or any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 8(a). If any failure occurs with respect to the requirements of Section 409A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the Internal Revenue Service as determined by the Company. No provision of this Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A from a Participant or any other Person to the Company. Notwithstanding any provision of this Plan or any award agreement evidencing an Award granted under the Plan, if at the time of termination of a Participant’s employment or service with the Company he or she is a “specified employee” (as defined in Section 409A) and any amounts payable under the Award are treated as deferred compensation subject to Section 409A, he or she will not receive any payment in respect of the Award upon such termination until the earlier of (i) the date that is six months after such termination or (ii) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A. Each payment with respect to any Award shall be treated as a separate payment for purposes of Section 409A.

9.      Payment for Shares. Subject to Section 6(c), the consideration to be paid for the Shares to be issued under the Plan, including the method of payment, shall be determined by the Administrator, subject to the provisions in this Section 9.

(a)    General Rule. The entire Purchase Price or Exercise Price (as the case may be) for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 9.

(b)    Surrender of Shares. To the extent that an Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. These Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if this action would subject the Company to adverse accounting consequences, as determined by the Administrator.

(c)    Services Rendered. At the discretion of the Administrator and to the extent so provided in the agreements evidencing Awards of Shares under the Plan, Shares may be awarded under the Plan in consideration of services rendered to the Company or any Group Company or Subsidiary prior to the Award.

(d)    Exercise/Sale. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made allor in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e)    Exercise/Pledge. At the discretion of the Administrator and to the extent an Option Agreement so provides, and if the Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) or an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(f)    Other Forms of Consideration. At the discretion of the Administrator and to the extent an Option Agreement or a Restricted Stock Unit Award Agreement so provides, all or a portion of the Exercise Price or Purchase Price may be paid by any other form of consideration and method of payment (including without limitation cash, check and cancellation of indebtedness) to the extent permitted by Applicable Law.

10.    Nontransferability of Awards. Unless otherwise determined by the Administrator and provided in the applicable Option Agreement or Restricted Stock Unit Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and shall not be subject to execution, attachment, or similar process. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Awards may be exercised (including the purchase of Restricted Shares thereunder in the event of a Share Purchase Right) during the lifetime of the Participant only by the Participant.

11.    Rights as a Member. Until the Shares actually are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a member shall exist with respect to the Shares, notwithstanding the exercise of the Award. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 hereof.

12.    Adjustment of Shares.

(a)    Changes in Capitalization. Subject to any required action by the members of the Company, the class(es) and number and type of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Award, and the class(es), number, and type of Shares covered by each outstanding Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase, decrease, or change in the number or type of outstanding Shares or other securities of the Company or exchange of outstanding Shares or other securities of the Company into or for a different number or type of shares or other securities of the Company or successor entity, or for other property (including, without limitation, cash) or other change to the Shares resulting from a share split, reverse share split, share dividend, dividend in property other than cash, combination of shares, exchange of shares, combination, consolidation, recapitalization, reincorporation, reorganization, change in corporate structure, reclassification, or other distribution of the Shares effected without receipt of consideration by the Company; provided, however, that the conversion of any convertible securities of the Company, or the exercise or exchange of any securities exercisable or exchangeable for equity securities, in each case, duly issued in accordance with the memorandum and articles of association of the Company shall not be deemed to have been “effected without receipt of consideration.” The adjustment contemplated in this Section 12(a) shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her vested Option until fifteen (15) days prior to the proposed dissolution or liquidation as to all of the Optioned Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase or redemption option applicable to any Shares purchased upon exercise of an Option or Restricted Shares purchased under a Share Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)    Change in Control. If the Board anticipates the occurrence, or upon the occurrence, of a Change in Control, the Board may provide for (i) any and all outstanding Awards hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise the vested and exercisable portion of such Awards during a period of time as the Administrator shall determine, or (ii) the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices, subject to any limitations as may be necessary to comply with Section 424 or 409A of the Code, to the extent applicable.

(d)    Initial Public Offering. Unless otherwise determined by the Administrator, in the event of the Initial Public Offering, any option granted under the plan shall continue to vest in accordance with the original schedule, provided that the Optionees shall fully cooperate with the Company to fulfil any foreign exchange administration registration obligations pursuant to relevant laws and regulations.

(e)    Reservation of Rights. Except as provided in this Section 12 and in the applicable Option Agreement or Restricted Stock Unit Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Optioned Shares. The grant of an Option or Share Purchase Right shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

13.    Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator.

14.    Securities Law Requirements.

(a)    Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. Shares delivered under the Plan shall be subject to transfer restrictions, and the person acquiring the Shares shall, as a condition to the exercise of an Option or the purchase of Restricted Shares if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law, including, without limitation, the representation and warranty at the time of acquisition of the Shares that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares.

15.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.    Duration and Amendment.

(a)    Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the members of the Company as described in Section 16 hereof. Unless sooner terminated under Section 16(b) hereof, the Plan shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the date of the most recent duly approval by the members of the Company of an increase in the number of Shares reserved for issuance under the Plan, in accordance with the Shareholders Agreement.

(b)    Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant with respect to an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to the termination of the Plan.

17.    Legending Share Certificates. In order to enforce any restrictions imposed upon Shares issued upon the exercise of Options or the acquisition of Restricted Shares, including, without limitations, the restrictions described in Sections 6(j) and 7(d) hereof, the Administrator may cause a legend or legends to be placed on any share certificates representing the Shares, which legend or legends shall make appropriate reference to the restrictions, including, without limitation, a restriction against sale of the Shares for any period as may be required by Applicable Law.

18.    No Retention Rights. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Company for any period of specific duration or interfere in any way with his or her right or the right of the Company (or any Group Company or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate this relationship at any time, with or without cause, and with or without notice.

19.    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Group Company or Subsidiary and a Participant or any other person. To the extent that any Participant acquires a right to receive payments from the Company or any Group Company or Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company, Group Companies, or any Subsidiary.

20.    No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

21.    Governing Law. This Plan and all Options granted hereunder shall be governed by and construed in accordance with the laws of Hong Kong.

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